                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 OR 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        October 26, 2007
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                         AMERICAN ITALIAN PASTA COMPANY
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             (Exact name of registrant as specified in its charter)

             Delaware                 001-13403               84-1032638
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   (State or other jurisdiction      (Commission             (IRS Employer
         of incorporation)           File Number)         Identification No.)

     4100 N. Mulberry Drive, Suite 200, Kansas City, Missouri    64116
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               (Address of principal executive offices)        (Zip Code)

        Registrant's telephone number, including area code   (816) 584-5000
                                                          ----------------------
                                 Not Applicable
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         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

     On October 26, 2007, American Italian Pasta Company (the "Company") entered into a Stipulation of Settlement (the "Stipulation") with lead plaintiffs in the pending federal securities class action lawsuit.

     The  settlement  resolves  federal  securities  law claims  asserted in the consolidated  class action  pending in federal court in Kansas City styled In re
American    Italian   Pasta   Company    Securities    Litigation    (Case   No.
05-CV-0725-W-ODS).  The  federal  securities  law  claims  will be  settled  for approximately  $25 million,  comprised of $11 million in cash, all of which will be  contributed  by the  Company's  insurers,  and $14 million in the  Company's common shares.  Claims  asserted  against the Company's  independent  registered public accounting firm, Ernst & Young,  LLP, are not part of the settlement.  In addition,  derivative  claims asserted in separate  lawsuits against the Company and certain of its former and current officers and directors are not part of the settlement and remain pending.

     The Company,  with the approval of its Board of Directors,  determined that the settlement is in its best interests and that of its shareholders  because it halts the substantial  expense,  uncertainty,  inconvenience  and distraction of continued  litigation.  The  settlement  applies to the  Company  and all of the individual  defendants  including  several  current  and  former  directors  and officers of the Company, and involves no admission of fault or wrongdoing by the
Company or any individual defendant.

     The  Stipulation  must be  approved  by the  Court  before  it will  become effective.  The Court's  approval  process has several steps. The Stipulation is first  presented  to the Court for  preliminary  approval.  If the Court  grants preliminary  approval  of the  Stipulation,  then there will  follow a period in which  notice of the  settlement  terms and  claims  administration  process  is provided to all potential  class members of the settlement.  A fairness  hearing will be held at which the Court  will  judge the  fairness,  reasonableness  and adequacy of the settlement,  including payment of lead plaintiff  counsel's fees and  expenses,  and at which any  objections  will be heard.  If the Court  then grants final approval of the settlement,  it will enter an order  dismissing the claims in the lawsuit with prejudice.  The Court's decision can be appealed.  If the settlement  becomes  effective,  the settlement  fund, less various costs of administration and plaintiff's costs and attorney's fees, will be distributed to class members who have filed an approved claim.

     The Stipulation  applies to a class consisting of all persons who purchased the  Company's  common  shares on or after January 23, 2002 and who continued to hold such shares on August 9, 2005 and all persons who  purchased  the Company's common  shares on or after August 10, 2005 who  continued to hold such shares as of August 17, 2005.  Under the settlement,  the Company's  common shares will be part of both the proposed fee award to plaintiff's  counsel and consideration to be distributed to the class.

     The Company's  settlement  includes $14 million in common shares,  with the number of shares  distributed in accordance with the  Stipulation.  If the share price,  at the time the Court  authorizes  distribution  is less than  $9.60 but equal to or greater than

$6.50,  the  Company  will be required to issue the number of shares to maintain the $14 million  value as adjusted for  plaintiff  counsel's  fee award.  If the share price at the time the Court  authorizes  distribution  is less than $6.50, the Company  will be required to issue the number of shares that would be needed to maintain the $14 million  value based on a share price of $6.50,  as adjusted for  counsel  fees.  However,  if the share price falls below $6.50 prior to the
Court's  final  approval,   lead  plaintiff  has  the  right  to  terminate  the
settlement,  but the Company will have the option to maintain the  settlement by issuing  the number of shares to provide  for the $14  million  value.  If after final approval, but before the Court approves the distribution to the class, the share price falls below $7.00 per share,  lead plaintiff has the right to demand early issuance of the shares for the benefit of the class. Alternatively, should the share price increase above $9.60, the Stipulation provides for an allocation of the increase such that total value of the  securities  issued could result in as much as, but not more than $17.7 million.

     At the closing share price of $9.00 on October 26, 2007,  the Company would be required to issue  approximately  1,556,000  common shares to satisfy the $14 million  portion  of the  settlement  had  the  Stipulation  been  approved  and distribution  made to the  class  and its  counsel  at this  time.  The  Company currently has approximately 18.7 million common shares outstanding.  The Company has recorded the $25 million  settlement in its fiscal year ending September 30,
2005,  which will result in a $14 million  pre-tax charge to expense,  net of an
$11 million recovery from insurers.  The $14 million non-cash charge  represents the  estimated  fair value of the common  shares to be issued.  The  Company has recorded a related receivable from its insurers in the amount of $11 million, as well as a liability  in the amount of $25  million  representing  the  aggregate value of the  securities  to be issued by the Company and the cash to be paid by the insurers.  The provision  for  settlement  costs will be adjusted to reflect changes in the fair value of the securities until they are issued to plaintiff's counsel and the class as provided in the Stipulation.

     The above is a brief summary of the Stipulation.  This summary is qualified in its  entirety by reference  to the  Stipulation,  a copy of which is filed as
Exhibit 10.1 hereto and incorporated  herein by reference.  The Company issued a press release on October 29, 2007 announcing the Stipulation.

Item 8.01  Other Events.

     The press release also addressed  current durum wheat market conditions and announced the additional retirement of debt under the Company's credit facility.
The press release is attached as Exhibit 99.1 hereto and incorporated  herein by reference.

Item 9.01  Financial Statements and Exhibits.

     (d)    Exhibits.

     10.1   Stipulation of Settlement dated October 26, 2007.

     99.1   Press Release dated October 29, 2007.

                                   SIGNATURES

     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

     Date: October 29, 2007            AMERICAN ITALIAN PASTA COMPANY

                                       By:  /s/ Paul R. Geist
                                          --------------------------------------
                                            Paul R. Geist
                                            Vice President and Controller

                                  EXHIBIT INDEX

Exhibit Number    Description

     10.1         Stipulation of Settlement dated October 26, 2007.

     99.1         Press Release dated October 29, 2007.